Sales Agreement
Agreement #:

Seller: Perfectenergy (Shanghai) Co., Ltd. (Hereafter referred to as party A)
Buyer: Zhejiang Sun Valley Energy Application Technology Co., Ltd. (Hereafter referred to as party B)

In accordance to “The Agreement Law of the People’s Republic of China” and equal, voluntary and fair principles, on the basis of equality and mutual benefit, through friendly consultation, party A and B sign this agreement.

1.	According to party B’s requirement, party A will sell the following product to party B during the month of August, 2007.

Item	Product Name	Specifications	Unit	Quantity	Unit Price	Total
1	solar silicon film	126x126	Per film	100000	51.50	5150000.00
2
Total		RMB 5150000.00
total RMB in Capital Chinese Characters		five million and one hundred and fifty thousand yuan RMB
Note:	1) If party B decides to purchase more than the item listed above, it will be added onto a separate page. The added page will have the same legal effect as this agreement.
2) The above price includes tax-on-capital-gain (value appreciation tax).

2.	Payment Method and Timeline:
2.1.	Two days after signing this agreement, Party B makes first payment of 2,000,000 yuan RMB. Party B will pick up 18,000 films.
2.2.	Within 10 days of signing this agreement, party B will make the remaining payment of 3,150,000 yuan RMB. After making full payment, party B will pick up 82,000 films.
Delievery Time Table (In hand writing)
8/13: 18000 films
8/17: 30000 films
8/21: 30000 films
8/25: 22000 films

3.	Packaging Requirement: Cardboard Box

4.	Transportation and Delivery Method: Self pick-up

5.
Product Quality and After-sales Service (Specific technical parameters and testing and acceptance condition(s) can be established as a technical supplemental page, such supplemental page will have the same legal effect as this agreement):

1)	Testing and acceptance standard: ____Follow related national standard___
2)	Testing and acceptance method: ____Follow related national standard____

3)	Quality Objection Timeline: ____Within 2 days of receiving the products___

6.	Others:

Supplemental Agreement
1.     This agreement becomes effective right after signing and stamping by both parties. When both party have fulfilled their obligations, the agreement will be terminated right away.
2.     If the agreement has two or more versions that are written in two (or more) different languages, they all have the same legal effect. If there is any discrepancy in wording, based on the purpose of the agreement, the Chinese version will be the correct version.
3.     Any dispute due to signing and execution of this agreement, both parties shall try to resolve it through consultation according to “The Agreement Law of The People’s Republic of China” and any other related law(s). If an agreement can not be reached, it can be submitted to the courthouse where this agreement is being carried out.
4.     Any party that beaches this agreement shall make appropriate damage compensation, unless it is due to Force Majeure or any accident that such party should not be blamed for.
5.     Any item that is not covered here will be resolved through consultation.
6.     This agreement has two copies, each party carries one copy.

Other items:
1.     Party A will process the velvet silicon film surface, the processing should reach the requirements as stated in the “ Velvet Surfacing Technical Parameters” supplement.
2.     Both parties agree that if party A changes film sources, they must inform part B first.
3.     Both parties agree that, unless it is due to abnormal transportation factor(s), the breakage rate should be equal or less 0.3%. If it exceeds this rate, party A shall deliver additional films to make up the difference.
4.     Without any special reason(s), the products can not be returned.

Party A (Stamp)	Party B (Stamp)
Perfectenergy (Shanghai) Co., Ltd.	Zhejiang Sun Valley Energy Application
Technology Co., Ltd.
Signature of Representative:	Signature of Representative:

Bank: Agriculture Nank, Minhang District,	Bank: Bank of Communication
Xinzhuang Industrial District Branch	Jiaxing Hanning Branch
Account: 03430500040006353	Account #: 2960690100180100211522
Tax Id: 310112777606116	Tax Id: 330481790954553
Address: # 479Youdong Rd	Address: Technical Functional Zone
Xinzhuang, Shanghai	Yuanhua Town, Haning, Zhejiang
Tel: 021-54880958	Tel: 0573-87985678
Fax: 021-54888364	Fax: 0573-87985677
Date:	Date:

Agreement Execution Location: